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                                                                   EXHIBIT G-3.1


NEW REI NONUTILITY SUBSIDIARIES (POST-DISTRIBUTION)

            To the extent that the Commission does not agree that a particular subsidiary is retainable under the standards of the Act, Applicants request the Commission reserve jurisdiction over the retention of that subsidiary for a period of one year from the date of the Initial Order. If it appears that New REI will continue to be a registered holding company beyond that period, Applicants will file a post-effective amendment seeking authority to retain the subsidiary prior to the expiration of that period.

1. Finance Subsidiaries:

            Reliant Energy Investment Management, Inc., a Delaware corporation that will be a wholly-owned subsidiary of New REI, holds shares of stock of Time Warner AOL that was received in connection with the 1996 sale of certain telecommunications businesses.

            Prior to its acquisition of NorAm Energy Corp. in 1997, the regulated electric-utility operations were a subsidiary of a holding company then known as Houston Industries. One of Houston Industries' unregulated business ventures was the acquisition and operation of cable television systems in a variety of locations. In 1995, Houston Industries sold its systems to Time Warner, receiving in consideration a substantial number of shares of convertible preferred stock of Time Warner. To avoid the risks inherent in holding a volatile stock such as Time Warner and to capture the value of its appreciation, Houston Industries monetized the stock in 1999 by the issuance of Zero Interest Exchange Notes, or ZENS. The notes, which mature in 2029, bear interest at 2% per annum plus the amount of any cash dividends paid on the related TimeWarner shares and are redeemable at a price tied to the price of Time Warner (now AOL Time Warner) common stock. REI still holds title to the underlying AOL Time Warner common stock, which serves as a hedge against changes in the value of the ZENS, through Reliant Energy Investment Management, Inc.

            While Applicants believe that Reliant Energy Investment Management, Inc. is a retainable finance subsidiary consistent with Commission precedent, see, e.g., Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19,
2000), or, in the alternative, the underlying securities were acquired "in the ordinary course of business" consistent with Commission precedent under Section 9(c)(3) of the Act, see, e.g., Alabama Power Co., Holding Co. Act Release No. 24951 (Sept. 11, 1989), they would request the Commission to reserve jurisdiction over the retention of this subsidiary for a period of one year from the date of the Initial Order. If it appears that New REI will remain a registered holding company beyond the expiration of that period, Applicants will file a timely post-effective amendment for authority to retain this subsidiary.

            Reliant Energy Transition Bond Company LLC, a Delaware limited liability company that will be a wholly-owned subsidiary of New REI, has issued securitization bonds in connection with the Electric Restructuring. Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000).



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                                                                   EXHIBIT G-3.1


            Other Financial Subsidiaries - See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000) (authorizing retention of financing subsidiaries/trusts); see also New Century Energies, Holding Co. Act Release No. 26750 (Aug. 1, 1997) (authorizing Southwestern Public Service Capital I, a trust formed to facilitate certain financing transactions); Conectiv, Inc., Holding Co. Act Release No. 26833 (Feb. 26, 1998) (authorizing retention of financing trust); Dominion Resources, Holding Co. Act Release No. 27112 (Dec. 15, 1999) (authorizing retention of financing subsidiaries); SCANA Corp., Holding Co. Act Release No. 27135 (Feb. 14, 2000).

            o   HL&P Capital Trust I, a Delaware business trust (100% owned)

            o   HL&P Capital Trust II, a Delaware business trust (100% owned)

            o   Houston Industries FinanceCo GP, LLC (100% owned)

            o Houston Industries FinanceCo LP (99% to be owned by New REI, 1% owned by Houston Industries FinanceCo GP, LLC)

            o Houston Industries Funding Company (100% owned) (finance company for foreign utility operations that are in the process of being divested)

            o   REI Trust I, a Delaware business trust (100% owned)

            o   REI Trust II, a Delaware business trust (100% owned)

            o   Reliant Energy FinanceCo II GP, LLC (100% owned)

            o Reliant Energy FinanceCo II LP (99% to be owned by New REI, 1% owned by Reliant Energy FinanceCo II GP, LLC)

            o   Reliant Energy FinanceCo III GP, LLC (100% owned)

            o Reliant Energy FinanceCo III LP (99% to be owned by New REI, 1% owned by Reliant Energy FinanceCo III GP, LLC)

            o   Reliant Energy FinanceCo IV GP, LLC (100% owned)

            o Reliant Energy Finance Co IV LP(99% to be owned by New REI, 1% owned by Reliant Energy FinanceCo IV GP, LLC)

            o NorAm Financing I, a Delaware business trust (100% owned by GasCo)

            o Reliant Energy Funds Management, Inc., a Delaware corporation (100% owned)

            o MRT Holdings, Inc., a Delaware corporation (100% owned by Mississippi River Transmission Corporation which, in turn, is 100% owned by GasCo) (holds intercompany note from associate nonutility company)

            o Reliant Energy Field Services Holdings, Inc., a Delaware corporation (100% owned by Reliant Energy Field Services, Inc. which, in turn, is 100% owned by GasCo) (hold intercompany notes from associate nonutility company)

            o Reliant Energy Retail Interests, Inc., a Delaware corporation (100% owned) (holds intercompany note from associate nonutility company)

Arkansas Louisiana Finance Corporation, a Delaware corporation (100% owned), provides appliance financing to GasCo utility customers and others with the GasCo service territory. See Rule 48.

2. Inactive Subsidiaries -
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                                                                   EXHIBIT G-3.1

            The following are inactive subsidiaries. Unless otherwise noted, the following companies will be direct, wholly-owned subsidiaries of New REI. Additional authority will be requested as necessary for any inactive subsidiary that New REI reactivates.

            o   CenterPoint Energy, Inc., a Delaware corporation

            o   HL&P Receivables, Inc., a Delaware corporation

            o   Houston Industries Energy (UK), Inc., a Delaware corporation

            o   Houston Industries Incorporated, a Texas corporation

            o   Houston Lighting & Power Company, a Texas corporation

            o   NorAm Energy Corp., a Delaware corporation

            o   Reliant Energy Products, Inc., a Delaware corporation

            o   Reliant Energy Water, Inc., a Delaware corporation

            o   Utility Rail Services, Inc., a Delaware corporation

            o   UFI Services, Inc., a Delaware corporation

            o   ALG Gas Supply Company, a Delaware corporation

            o   Allied Materials Corporation, a Texas corporation

            o   Arkla Industries Inc., a Delaware corporation

            o   Arkla Products Company , a Delaware corporation

            o   Blue Jay Gas Company, a Delaware corporation

            o   Entex NGV, Inc., a Delaware corporation

            o   Entex Oil & Gas Co., a Texas corporation

            o   Intex, Inc., a Texas corporation

            o   National Furnace Company, a Texas corporation

            o   NorAm Utility Services, Inc., a Delaware corporation

            o   Reliant Energy Consumer Group, Inc., a Delaware corporation

            o   Reliant Energy Hub Services, Inc., a Delaware corporation

            o   Reliant Energy Tegco, Inc., a Delaware corporation

            o   United Gas, Inc., a Texas corporation

3.    Energy-Related Companies

            Reliant Energy Power Systems, Inc., a Delaware corporation that will be a wholly-owned subsidiary of New REI, invests in fuel cell technology. See Rule 58(b)(1)(ii); see also National Grid Group plc, Holding Co. Act Release No. 27490 (Jan. 16, 2002) (authorizing retention of a subsidiary that "is engaged indirectly in nonutility businesses such as telecommunications, including the development, deployment and operation of a fiber optic network, research in and the development of fuel cell and battery technology, the development of photovoltaic and other renewable energy products, and the provision of remote power and renewable energy systems solutions").

            Reliant Energy Thermal Systems, Inc., a Delaware corporation that will be a wholly-owned subsidiary of New REI, provides energy management services to commercial and industrial customers and, through subsidiaries, Northwind Houston L.L.C. (a Delaware limited liability company that is 75% owned by Reliant Energy Thermal Systems, Inc.), Reliant Energy



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                                                                   EXHIBIT G-3.1


Thermal Systems (Delaware), Inc. (a Delaware corporation that is 100% owned by Reliant Energy Thermal Systems, Inc.) and its subsidiary Northwind Houston L.P. (a Delaware limited partnership that is 74.61% owned by Reliant Energy Thermal Systems (Delaware), Inc.), is engaged in the ownership and operation of district energy systems, which deliver chilled water to office buildings and other facilities. See Rule 58(b)(1)(vi).

4. Real Estate

            Reliant Energy Properties, Inc., a Delaware corporation that will be a wholly-owned subsidiary of New REI, owns a public parking garage that is used by company employees and others. The garage is adjacent to REI's offices and connected by a covered walkway; the company subsidizes employee parking. See New Century Energies, Inc., Holding Co. Act Release No. 26748 (Aug. 1, 1997) (authorizing retention of a dedicated real-estate subsidiary).

            MRT Services Company, a Delaware corporation that will be a wholly-owned subsidiary of New REI, is the lessor of real estate associated with telecommunications towers and, as well as a canal acquired in connection with Reliant Resources' California generation projects. Applicants request the Commission reserve jurisdiction over the retention of this subsidiary for a period of one year from the date of the Initial Order. If it appears that New REI will continue to be a registered holding company beyond that period, Applicants will file a post-effective amendment seeking authority to retain this subsidiary prior to the expiration of that period.

5. Foreign Utility Companies

            Reliant Energy International, Inc., a Delaware corporation that will be wholly-owned by New REI, holds foreign utility investments, which are in the process of being divested. As explained in the text of the application, effective December 1, 2000 (Measurement Date), REI's board of directors approved a plan to dispose of its Latin America and Indian business segment through sales of assets. At the time, REI's major Latin America investments consisted of interests in cogeneration projects, utilities and other power projects in Argentina, Brazil and Colombia. Its Indian investment consists of a minority interest in a coke calcining plant and associated electric generating facility ("Rain"). By December 2001, REI had disposed of all of its Latin America assets except for its Argentine investments, which consist of a 100% interest in a corporation formed to develop, own and operate a 160 MW cogeneration project ("Argener") located at a steel plant near San Nicolas, Argentina and a 90% interest in a utility in north-central Argentina ("EDESE"). Argener, EDESE, and Rain are all foreign utility companies within the meaning of Section 33 of the Act.

            The ownership chain for each of these projects is as follows:

            Argener - Reliant Energy Light, Inc., which is a wholly-owned Delaware subsidiary of Reliant Energy International, Inc., owns 100% of the outstanding voting securities of Reliant Energy Cayman Holdings Ltd., a Cayman entity that, in turn owns 99% of Reliant
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                                                                   EXHIBIT G-3.1


Energy Argentina S.A., an Argentine entity that owns 51% of Reliant Energy Argener S.A., an Argentine entity,1 and 99.94% of Reliant Energy Opco S.A., also an Argentine entity.

            EDESE - Reliant Energy Santiago del Estero, S.A., which is a wholly-owned subsidiary of Reliant Energy International, Inc., owns 99% of the outstanding voting securities of Empresa Deistribuidora de Electricidad de Santiago del Estero S.A. ("EDESE"), an Argentine entity.

            Rain - Reliant Energy International II, Inc. is a wholly-owned Delaware subsidiary of Reliant Entergy International, Inc. that has three wholly-owned direct subsidiaries: HIE Ford Heights, Inc., a Delaware corporation; HIE Fulton, Inc., a Delaware corporation, and Reliant Energy India, Inc., a corporation formed under the laws of Mauritania. Reliant Energy India, Inc., in turn, owns all of the outstanding voting securities of Reliant Energy Rain, Inc, a Mauritania corporation that, in turns, owns 24.79% of Rain Calcining Limited, formed under Indian law, that holds the subject coke calcining plant and associated electric generating facility.

            Each of the intermediate entities in the above chains is retainable under Commission precedent.

            There are certain direct and indirect subsidiaries of Reliant Energy International, Inc. that were formed in connection with the divested foreign utility operations and are now in the process of being dissolved. They are:

                o HI Energy Holdings I B.V., a wholly-owned Dutch subsidiary of
            Reliant Energy International, Inc.

                o Reliant Energy Brazil Ltd., a wholly-owned Cayman subsidiary of Reliant Energy International, Inc., and its subsidiaries, HIE Brasil Rio Sul Ltda., a 20% owned Brazilian entity, and Reliant Energy International Brasil Ltda, a 99.9% owned Brazilian entity.

                o Reliant Energy Brazil Ltda., a Brazilian entity that is
            99.995% owned by Reliant Energy International, Inc.

                o Reliant Energy Brazil Tiete Ltd., a wholly-owned Cayman
            subsidiary.

                o Reliant Energy Brazil Ventures Ltd., a wholly-owned Cayman subsidiary.

                o Reliant Energy Colombia Ltda., a Colombian subsidiary that is
            99% owned by Reliant Energy International, Inc.

                o Reliant Energy Holdings, Ltd., a wholly-owned Cayman
            subsidiary.

                o Reliant Energy International Holdings, LLC, a wholly-owned
            Delaware subsidiary, and its 99% owned subsidiary Reliant Energy El Salvador, S.A. de C.V., which was formed under the laws of El Salvador.

                o Reliant Energy Cayman Investments Ltd., a wholly-owned Cayman subsidiary of Reliant Energy, Inc., owns 100% of each of Reliant Energy Cayman Ltd. and Reliant Energy Cayman Acquisitions Ltd., both Cayman entities.

------------------------
 (1) The remaining 49% of this subsidiary is owned by Reliant Energy Argentine Holdings, Ltd.
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                                                                   EXHIBIT G-3.1


                o Reliant Energy Outsource Ltd., a Cayman entity that is a wholly-owned subsidiary of Reliant Energy International, Inc., and its 50%-owned Cayman subsidiary Venus Generation El Salvador.

                o Reliant Energy Salvador Holding Company Ltd., a wholly-owned
            Cayman subsidiary of Reliant Energy International Inc.

                o Worldwide Electric Holdings B.V., a wholly-owned Dutch
            subsidiary of Reliant Energy International, Inc.


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                                                                   EXHIBIT G-3.1


6. Gas-Related Companies

            Unless otherwise noted, each of these companies is a wholly-owned subsidiary of GasCo.

            Mississippi River Transmission Corporation, a Delaware corporation, owns and operates an interstate pipeline system that extends from East Texas and Northern Louisiana to the St. Louis metropolitan area. See, e.g., NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000). Under Rule 58(b)(2)(i), gas registered holding companies may acquire the securities of companies engaged in "gas-related activities" within the meaning of Section 2(a) of the Gas-Related Activities Act of 1990, without Commission approval.

            Reliant Energy Field Services, Inc., a Delaware corporation, owns and operates natural gas-gathering systems and provides related services in the mid-continent region, and through its wholly-owned subsidiary Reliant Energy Gas Processing, Inc., a Delaware corporation, owns an interest a natural gas processing plant. See PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6,
2000) (authorizing retention of gas gathering operations); see also Rule 58(b)((1)(ix) and (b)(2).

            Reliant Energy Gas Transmission Company, a Delaware corporation, owns and operates an interstate pipeline system located in the mid-continent region. See, e.g., NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30,
2000). Under Rule 58(b)(2)(i), gas registered holding companies may acquire the securities of companies engaged in "gas-related activities" within the meaning of Section 2(a) of the Gas-Related Activities Act of 1990, without Commission approval.

            Reliant Energy Pipeline Services, Inc., a Delaware corporation, is engaged in pipeline project management and facility operation services and through its wholly-owned subsidiary Reliant Energy OQ, LLC, organized under the laws of Delaware, and its indirect partially-owned subsidiary OQ Partners, a general partnership organized under the laws of Texas (50% owned by Reliant Energy OQ, LLC). See Rule 58(b)(2).

            Gas sales and marketing subsidiaries -- See, e.g., NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000); see also Rule
58(b)(1)(iv)(defining energy related companies to include entities engaged in "the brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels"):

            o   Entex Fuels, Inc., a Texas corporation

            o   Entex Gas Marketing Company, a Texas corporation

            o   Entex Gas Resources Corp., a Texas corporation

            o   Reliant Energy Retail, Inc., a Delaware corporation

            o   MRT Energy Marketing Company, a Delaware corporation

            Intrastate Pipeline Operations -- See, e.g., NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000). Under Rule 58(b)(2)(i), gas registered holding companies

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                                                                   EXHIBIT G-3.1


may acquire the securities of companies engaged in "gas-related activities" within the meaning of Section 2(a) of the Gas-Related Activities Act of 1990, without Commission approval.:

            o Reliant Energy Intrastate Holdings, LLC, a Delaware limited liability company

            o   Illinois Gas Transmission Company, a Delaware corporation

            o Industrial Gas Supply Corporation, a Texas corporation o Louisiana Unit Gas Transmission Company, a Texas corporation

            o   Minnesota Intrastate Pipeline Company, a Delaware corporation

            o   Unit Gas Transmission Company, a Texas corporation

            o Pine Pipeline Acquisition Company, LLC, a Delaware limited liability company (81.4% owned by GasCo)

7. Other subsidiaries

            Reliant Energy Trading and Transportation Group, Inc., a Texas corporation that will be a wholly-owned subsidiary of New REI, provides administrative payroll services to associate companies at cost determined in accordance with Rules 90 and 91. The subsidiary is not engaged in other businesses. Applicants request that the Commission reserve jurisdiction over the retention of this company for a period of one year from the date of the Initial Order. If it appears that New REI will continue to be a registered holding company past that date, Applicants will file a post-effective amendment concerning the treatment of this company prior to the expiration of the one-year period.